AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN WILLIAM R. DUNAVANT AND TRUE PRODUCT ID, INC.

DATED NOVEMBER 4, 2007

This 4th day of March, 2008, TRUE PRODUCT ID, INC. and WILLIAM R. DUNAVANT hereby agree to amend the employment agreement between TRUE PRODUCT ID, INC. and WILLIAM R. DUNAVANT dated November 4, 2007 as follows:

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Mr. Dunavant’s title and position shall be changed from Chief Executive Officer to “Managing Director of Global Strategic Initiatives”;

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Mr. Dunavant shall resign his position as a member of the board of directors of True Product ID, Inc.;

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Mr. Dunavant’s base salary shall be changed from US$240,000 per annum to US$200,000 per annum.

To the extent not inconsistent with the two immediately preceding paragraphs, all other terms and conditions in the November 4, 2007 employment agreement between True Product ID, Inc. and William R. Dunavant shall remain unchanged and remain in full force.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

_____________________________________

WILLIAM R. DUNAVANT

TRUE PRODUCT ID, INC.

BY:_________________________________

      Michael J. Antonoplos

      Secretary

TRUE PRODUCT ID, INC.

CORPORATE SEAL

1615 Walnut Street, 3rd Floor

Philadelphia, PA 19102

USA

Ph: 215.972.6999; www.tpid.com